EXHIBIT 99.1

News Release FOR IMMEDIATE RELEASE

Media Contact: Julie Pekarek Vice President, Marketing 262.912.3414 julie.pekarek@merge.com

MERGE HEALTHCARE REPORTS RECORD SALES IN THE THIRD QUARTER AND NAMES ALLSCRIPTS PRESIDENT JEFF SURGES CEO

Company also issues guidance for 2011

Chicago, IL – November 8, 2010 – Merge Healthcare Incorporated (NASDAQ: MRGE), a health IT and interoperability solutions provider, today announced financial results for the third quarter of 2010.  Revenue grew to $45.2 million ($48.5 million on a pro forma basis) in the quarter, compared to $16.9 million in the third quarter of 2009.

"I am very proud of our third quarter performance. As a leader in the health IT space, Merge is well positioned to take advantage of a great market opportunity being presented by the transformative electronic health record and interoperability adoption currently underway. As a result, we are providing 2011 guidance of a pro forma revenue range of $235 - $240 million with an adjusted EBITDA of approximately 23%," said Michael W. Ferro, Jr., Chairman of the Board.

Merge also announced today that its board of directors has named Jeffery A. Surges to serve as Chief Executive Officer. Mr. Surges was most recently the President of Sales at Allscripts Healthcare Solutions, Inc., a Merge partner.  Mr. Surges has 20 years of experience managing high-growth technology companies in the healthcare and information services industries, including his role as the President and Chief Executive Officer of Extended Care Information Network, Inc. (ECIN) before that firm’s December 2007 sale to Allscripts.

"I am extremely pleased to be joining the Merge team. These are unprecedented times in healthcare IT. The adoption of electronic health records is creating a new wave of growth in interoperability, connectivity, and electronic commerce in healthcare,” said Mr. Surges.  "As a member of the Merge board since June of 2010, I have been fortunate to see the foundation Merge has put in place to capitalize on these trends and realize our organic growth goals."

Justin Dearborn will assume the newly created role of President and will focus on growing Merge’s international business.

Quarter Results:
Results compared to the same quarter in the prior year are as follows (in millions, except per share data):

	Q3 2010	Q3 2009
Net sales	$45.2	$16.9
Operating income (loss)*	3.1	(0.2)
Net loss available to common shareholders*	(5.0)	(0.9)
Net loss per diluted share	$(0.06)	$(0.02)

Cash balance at period end	40.0	16.9
Cash flows from operating activities	6.7	4.5

*
Operating and net income in the third quarter of 2010 include acquisition-related and restructuring costs of $2.1 million, compared to $2.6 million in the third quarter of 2009.  Net loss available to common shareholders includes net interest expense of $6.4 million in the third quarter of 2010, compared to $0.8 million in the third quarter of 2009.

Pro forma results and other, non-GAAP measures compared to the same quarter in the prior year are as follows (in millions, except percentages and per share data):

	Q3 2010	Q3 2009
Pro forma results
Net sales	$48.5	$45.7
Adjusted net income	3.2	0.5
Adjusted EBITDA	13.0	9.6

Adjusted net income per diluted share	$0.04	$0.01
Adjusted EBITDA per diluted share	$0.15	$0.14

Non-GAAP and other measures
Recurring revenue as % of net sales	> 65%	> 65	%**
Non-recurring backlog at period end	$48.6	Unavailable
Days sales outstanding	97	86	**

**	Historic Merge only amount.

A table reconciling GAAP net income to adjusted net income and adjusted EBITDA is included after the financial information included in this press release.

Year-to-Date Results:
Results for the current year-to-date compared to the prior year, are as follows (in millions, except per share data):

	2010	2009
GAAP results
Net sales	$94.2	$47.6
Operating income (loss)	(10.7)	7.5
Net income (loss) available to common shareholders	(39.1)	2.4
Earnings (loss) per diluted share	$(0.49)	$0.04

Pro forma results
Net sales	$139.6	$114.8
Adjusted net loss	(1.6)	(4.4)
Adjusted EBITDA	30.0	24.2

Adjusted net loss per diluted share	$(0.02)	$(0.07)
Adjusted EBITDA per diluted share	$0.36	$0.36

Explanation of Non-GAAP Financial Measures

Merge Healthcare reports its financial results in accordance with generally accepted accounting principles, or GAAP.  To supplement this information, this press release includes certain non-GAAP financial measures.  These measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. A quantitative reconciliation of GAAP net income available to common shareholders to adjusted net income and adjusted EBITDA is included after the financial information included in this press release.

Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to it and investors regarding financial and business trends related to results of operations, because certain charges, costs and expenses reflect events that are not essential to recurring business operations. In addition, management believes these non-GAAP measures provide it and investors useful information regarding the underlying performance of the post-merger business operations when compared to the pre-merger results of the combined Merge and AMICAS businesses (including considerations of certain significant acquisitions made by each company). Purchase accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that are provided and discussed herein. Further, management believes that these non-GAAP measures improve its and investors’ ability to compare Merge’s financial performance with other companies in the technology industry. Management also uses financial statements that exclude these charges, costs and expenses for its internal budgets.  While GAAP results are more complete, these supplemental metrics are offered since, with reconciliations to GAAP, they may provide greater insight into our financial results. Management does not intend the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Additional information regarding the non-GAAP financial measures presented is as follows:

-
Pro forma revenue consists of GAAP revenue as reported, adjusted to reflect the acquisition of AMICAS as if it had occurred at the beginning of the respective periods presented and to add back the acquisition related sales adjustment (for all significant acquisitions) booked for GAAP purposes.

-
Recurring revenue is generated from agreements that generally contain a stated annual amount and which we have a high success rate of renewing each year.  More specifically, this includes revenue generated from our DICOM toolkit and eFilm Workstation® product lines, long-term contracts associated with our SaaS related offerings, and EDI and maintenance contracts across the entire business.

-
Non-recurring revenue backlog represents revenue that we anticipate recognizing in future periods from signed, firm customer orders as of the end of the period presented.  Non-recurring revenue is comprised of all other sources of revenue not included as recurring revenue, primarily from perpetual software licenses, hardware and professional services (including installation, training and consultative engineering services).  Merge started to track non-recurring revenue backlog during the first quarter of 2010 and was able to calculate this metric as of December 31, 2009.  Comparative information prior to the end of the fourth quarter of 2009 is unavailable.

-
Adjusted net income consists of GAAP net income available to common stockholders, adjusted to reflect the acquisition of AMICAS as if it had occurred at the beginning of the respective period presented and, to the extent such items occurred in the periods presented, excludes (a) one-time preferred stock deemed dividend at issuance date, (b) impairment of investments, (c) sale of non-core patents, (d) acquisition-related costs, (e) acquisition-related severance not qualifying for restructuring, (f) restructuring and other costs, (g) stock-based compensation expense, (h) acquisition-related amortization, and (i) acquisition-related cost of sales adjustments and adds back (j) the acquisition-related sales adjustments.

-
Adjusted EBITDA adjusts GAAP net income available to common stockholders for the items considered in adjusted net income as well as (a) remaining depreciation and amortization, (b) net interest expense, (c) non-cash preferred stock dividends and (d) income tax expense (benefit).

Management has excluded certain items from non-GAAP adjusted net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of business operations and (ii) the adjustment facilitates comparisons of pre-merger results to post-merger results.  In addition, the following adjustments are described in more detail below:

-
Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with significant acquisitions. Management excludes acquisition-related amortization expense from non-GAAP net income because it believes such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets.

-
Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees and is excluded from non-GAAP net income because management believes such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants to new employees resulting from acquisitions.

-
Acquisition related sales and costs of sales adjustments reflect the fair value adjustment to deferred revenues acquired in connection with significant acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin to perform services-related software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the date the acquisition of a significant company was completed. Management adds back this deferred revenue adjustment, net of related costs, for non-GAAP revenue and non-GAAP net income because it believes the inclusion of this amount directly correlates to the underlying performance of operations and facilitates comparisons of pre-merger to post-merger results.

The third quarter 2010 earnings call will be held at 8:30 AM EST on Tuesday, November 9, 2010.  Investors may listen to the conference call live via telephone or over the internet at Merge Healthcare Web Cast.  To access the conference call via phone, investors may dial 800.221.2015 (US and Canada) or 706.634.2159 (International). The conference identification number is 20689738.  The conference call will be recorded and the recording may be found via the internet shortly after the call at http://www.merge.com/investor/conferencecall.asp.

Merge Healthcare develops software solutions that automate healthcare data and diagnostic workflow to create a more comprehensive electronic record of the patient experience.  Merge products, ranging from standards-based development toolkits to fully integrated clinical applications, have been used by healthcare providers worldwide for over 20 years. Additional information can be found at www.merge.com.

# # #

Cautionary Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements," including statements which are related to future, not past, events.  Forward-looking statements usually describe expected future business and financial outlook or performance, and often contain words such as “will,” “believes,” “intends,” “anticipates,” “expects,” "plans," "seeks," “see” and similar expressions.  Forward-looking statements, by their nature, address matters that are, to varying degrees, uncertain and subject to various known and unknown risks.  For Merge, particular uncertainties and risks that could cause actual results to differ materially from post-merger forward-looking statements include, among other issues: the successful integration of companies we acquire; achieving certain post-acquisition synergies; the market acceptance of  implemented product solutions; market acceptance and performance of Merge’s products and services; the impact of competitive products and pricing; possible delays in the implementation of its managed services offering; the risks and effects of its recent changes in its executive and Board leadership, including the costs and expenses related to severance payments made to departing officers; the risks and effects of its recent securities issues, including the issuance of certain senior secured notes; the past restatement of its financial statements and other actions that may be taken or required as a result of such restatement; its ability to generate sufficient cash from operations to meet future operating, financing and capital requirements, including repayment obligations with respect to its outstanding indebtedness; risks associated with its prior delays in filings with the SEC or its ability to continue to meet the listing requirements of The NASDAQ Global Market; the costs, risks and effects of various pending legal proceedings; and other risk factors detailed in its filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  Merge does not undertake any obligation to update forward-looking statements or any of risks, uncertainties and other factors.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2010	2009
	(Unaudited)
Current assets:
Cash (including restricted cash)	$39,998	$19,621
Accounts receivable, net	47,679	17,219
Inventory	2,655	280
Prepaid expenses	5,093	1,896
Deferred income taxes	325	142
Other current assets	6,931	3,590
Total current assets	102,681	42,748

Property and equipment, net	11,907	3,877
Purchased and developed software, net	26,783	12,621
Other intangible assets, net	49,412	6,715
Goodwill	162,612	28,749
Deferred tax assets	4,490	4,689
Other	12,556	850
Total assets	$370,441	$100,249

Current liabilities:
Accounts payable	13,878	4,444
Interest payable	9,988	-
Accrued wages	5,608	1,950
Restructuring accrual	2,414	879
Other accrued liabilities	2,397	1,665
Deferred revenue	42,164	15,579
Total current liabilities	76,449	24,517

Notes payable	194,870	-
Deferred income taxes	49	68
Deferred revenue	1,849	1,193
Income taxes payable	5,491	5,461
Other	1,542	873
Total liabilities	280,250	32,112

Total shareholders' equity	90,191	68,137
Total liabilities and shareholders' equity	$370,441	$100,249

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net sales
Software and other	$12,931	$7,755	28,888	$25,459
Professional services	6,826	3,855	16,203	$6,630
Maintenance and EDI	25,432	5,297	49,071	15,480
Total net sales	45,189	16,907	94,162	47,569
Cost of sales
Software and other	4,930	600	7,324	2,710
Professional services	4,381	1,885	11,406	3,927
Maintenance and EDI	8,622	1,517	15,928	3,998
Depreciation, amortization and impairment	2,805	899	8,510	2,172
Total cost of sales	20,738	4,901	43,168	12,807
Gross margin	24,451	12,006	50,994	34,762
Operating costs and expenses:
Sales and marketing	5,776	2,470	12,784	5,968
Product research and development	5,621	2,689	14,629	7,503
General and administrative	6,043	3,616	15,485	8,972
Acquisition-related expenses	854	658	9,213	997
Restructuring and other expenses	1,213	1,974	4,696	1,974
Depreciation and amortization	1,816	755	4,837	1,849
Total operating costs and expenses	21,323	12,162	61,644	27,263
Operating income (loss)	3,128	(156)	(10,650)	7,499
Other expense, net	(6,587)	(751)	(10,816)	(5,075)
Income (loss) before income taxes	(3,459)	(907)	(21,466)	2,424
Income tax expense	(13)	29	93	72
Net income (loss)	(3,446)	(936)	(21,559)	2,352
Less: preferred stock dividends	1,566	-	17,510	-
Net income (loss) available to common shareholders	$(5,012)	$(936)	$(39,069)	$2,352

Net income (loss) per share - basic	$(0.06)	$(0.02)	$(0.49)	$0.04

Weighted average number of common shares outstanding - basic	82,813,533	61,077,637	79,265,227	57,904,467

Net income (loss) per share - diluted	$(0.06)	$(0.02)	$(0.49)	$0.04

Weighted average number of common shares outstanding - diluted	82,813,533	61,077,637	79,265,227	59,552,430

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$(21,559)	$2,352
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, amortization and impairment	13,347	4,021
Share-based compensation	1,326	1,256
Change in contingent consideration for acquisitions	226	-
Amortization of note payable issuance costs & discount	889	837
Other than temporary impairment on equity investments	-	3,624
Provision for doubtful accounts receivable, sales returns and non-trade receivables, net of recoveries	503	151
Deferred income taxes	(3)	-
Net change in assets and liabilities (net of effects of acquisitions)	11,944	(7,774)
Net cash provided by operating activities	6,673	4,467
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(212,721)	(1,752)
Purchases of property, equipment and leasehold improvements	(871)	(165)
Change in restricted cash	(53)	338
Proceeds from sale of equity investment	76	886
Net cash used in investing activities	(213,569)	(693)
Cash flows from financing activities:
Proceeds from issuance of notes payable, net of discount of $5,468	194,532	-
Proceeds from issuance of stock	41,750	-
Note and stock issuance costs paid	(9,017)	-
Proceeds from employee stock purchase plan	102	78
Stock repurchases	(26)	-
Principal payments on notes	-	(4,570)
Principal payments on capital leases	(122)	(35)
Net cash provided by (used in) financing activities	227,219	(4,527)
Net increase (decrease) in cash	20,323	(753)
Cash and cash equivalents, beginning of period (net of restricted cash) (1)	19,062	17,227
Cash and cash equivalents, end of period (net of restricted cash) (2)	$39,385	$16,474

(1)	Restricted cash of $559 and $621 as of December 31, 2009 and December 31, 2008, respectively.
(2)	Restricted cash of $613 and $409 as of September 30, 2010 and September 30, 2009, respectively.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS TO ADJUSTED EBITDA
(in thousands)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income (loss) available to common shareholders	$(5,012)	$(936)	$(39,069)	$2,352
One-time preferred stock deemed dividend at issuance date	-	-	14,900	-
Impairment of equity investment	-	71	-	3,624
Sale of non-core patents	-	-	-	(510)
Acquisition related costs	854	658	9,213	997
Restructuring and other	1,213	1,974	4,696	1,974
Stock-based compensation expense	510	371	1,326	1,256
Amortization of significant acquisition intangibles	2,798	255	6,753	255
Acquisition-related sales adjustments	3,302	1,114	8,741	1,114
Acquisition-related cost of sales adjustments	(455)	-	(1,347)	-
Adjusted net income	$3,210	$3,507	$5,213	$11,062
Depreciation and amortization	1,823	1,399	6,594	3,766
Net interest expense	6,447	769	10,745	2,274
Non-cash preferred stock dividend	1,566	-	2,610	-
Income tax expense (benefit)	(13)	29	93	72
Adjusted EBITDA	$13,033	$5,704	$25,255	$17,174

Adjusted net income per share - diluted	$0.04	$0.06	$0.06	$0.19
Adjusted EBITDA per share - diluted	$0.15	$0.09	$0.31	$0.29

Fully diluted shares (if net income)	84,615,492	63,354,732	81,007,075	59,552,430

	Pro Forma Three Months Ended September 30,		Pro Forma Nine Months Ended September 30,
	2010	2009	2010	2009
Net loss available to common shareholders	$(1,866)	$(5,371)	$(33,074)	$(22,302)
One-time preferred stock deemed dividend at issuance date	-	-	14,900	-
Impairment of equity investment	-	71	-	3,624
Sale of non-core patents	-	-	-	(510)
Acquisition related costs	555	658	816	997
Restructuring and other	1,213	2,420	4,696	5,893
Stock-based compensation expense	510	371	1,326	1,256
Amortization of significant acquisition intangibles	2,798	2,381	9,710	6,627
Adjusted net income (loss)	$3,210	$530	$(1,626)	$(4,415)
Depreciation and amortization	1,823	2,230	7,555	5,621
Net interest expense	6,447	6,404	19,275	19,247
Non-cash preferred stock dividend	1,566	1,566	4,698	4,697
Income tax expense (benefit)	(13)	(1,145)	139	(969)
Adjusted EBITDA	$13,033	$9,585	$30,041	$24,181

Adjusted net income (loss) per share - diluted	$0.04	$0.01	$(0.02)	$(0.07)
Adjusted EBITDA per share - diluted	$0.15	$0.14	$0.36	$0.36

Fully diluted shares (if net income)	84,615,492	70,869,732	84,255,317	67,067,430